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                                                                     EXHIBIT 5.1

                                  [LETTERHEAD]

Flextronics International Ltd.
11 Ubi Road 1,
#07-01/02 Meiban Industrial Building,
Singapore 408723.                                           19th September, 2000

Dear Sirs,

                      REGISTRATION STATEMENT ON FORM S-3 OF
                 FLEXTRONICS INTERNATIONAL LTD. (THE "COMPANY")

        We refer to the Registration Statement on Form S-3 (the "Registration Statement") filed or to be filed by the Company with the Securities and Exchange Commission on or about 19th September, 2000 in connection with the registration under the Securities Act of 1933, as amended, of 16,644,051 ordinary shares of S$0.01 each in the capital of the Company ("Ordinary Shares") to which the Registration Statement relates ("Registration Shares").

        We have assumed that part of the Registration Shares comprise Ordinary Shares (the "Relevant Shares") which are part of the aggregate number of:

        1. 2,806,000 Ordinary Shares allotted and issued pursuant to the acquisition by the Company of 92% of the outstanding shares of Neutronics Electronic Industries Holding A.G.;

        2. 229,990 Ordinary Shares allotted and issued pursuant to the acquisition by Flextronics International (Sweden) AB (a wholly-owned subsidiary of the Company) of all of the outstanding shares of Energipilot AB;

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        3.     23,534,229 Ordinary Shares allotted and issued pursuant to the
               Company's one-for-one bonus issue effected on 11th January, 1999;

        4. 1,639,642 Ordinary Shares allotted and issued pursuant to the acquisition by Flextronics Holding Finland Oy (a wholly-owned subsidiary of the Company) of all of the issued and outstanding capital stock of Kyrel EMS Oyj;

        5. 226,038 Ordinary Shares allotted and issued pursuant to the acquisition by statutory mergers of Circuit Board Assemblers, Inc. ("CBA") and EMC International, Inc. ("EMC") through the mergers of Wolfpack Acquisition Corporation (an indirect wholly-owned subsidiary of the Company) and Tar Heel Acquisition Corporation (an indirect wholly-owned subsidiary of the Company) with and into CBA and EMC respectively;

        6. 25,556 Ordinary Shares allotted and issued pursuant to the acquisition by statutory merger of Summit Manufacturing Inc. ("Summit") through the merger of Demon Deacon Acquisition Corporation (an indirect wholly-owned subsidiary of the Company) with and into Summit;

        7. 57,497,204 Ordinary Shares allotted and issued pursuant to the Company's one-for-one bonus issue effected on 22nd December, 1999;

        8. 1,084,566 Ordinary Shares allotted and issued pursuant to the acquisition by PCB Holding Corporation Inc. of all of the outstanding shares of capital stock of PCB Assembly, Inc.;

        9. 3,153,920 Ordinary Shares allotted and issued pursuant to the acquisition by the Company of (i) all shares of the capital stock (of any class or series) of Palo Alto Products International Pte Ltd ("PAPI"), (ii) all shares of the capital stock (of any class or series) of Palo Alto Manufacturing (Thailand) Limited that are not held by PAPI, and (iii) all shares of the capital stock (of any class or series) of Palo Alto Plastic (Thailand) Limited that are not held by PAPI;

        10. 88,657 Ordinary Shares allotted and issued pursuant to the acquisition by Flextronics Holding Finland Oy (a wholly-owned subsidiary of the Company) of the outstanding capital stock of Sample Rate Systems Oy;

        11. 275,000 Ordinary Shares allotted and issued pursuant to the acquisition by the Company of all of the outstanding capital stock of San Marco Engineering Sri; and

        12. 6,855,406 Ordinary Shares allotted and issued pursuant to the acquisition by Palo Alto Design Group, Inc. (a direct wholly-owned subsidiary of the Company) of all of the outstanding common stock of Chatham Technologies, Inc.

        As your Singapore counsel, we have examined the proceedings taken by the Company in connection with the allotment and issuance of the Relevant Shares. We have also
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made such other examinations of law and fact as we have considered necessary in order to form a basis for the opinion hereafter expressed.

        Based on the foregoing, we are of the opinion that the Relevant Shares allotted and issued by the Company, and which are represented by share certificates issued in respect of such Relevant Shares, are validly issued and fully-paid.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto.

                                                            Yours faithfully,

                                                            /s/ Allen & Gledhill